Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-89955) pertaining to the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan
(2)	Registration Statements (Form S-8 Nos. 333-92366, 333-5005 and 333-89959) pertaining to the Executive Voluntary Deferral Plan
(3)	Registration Statement (Form S-8 No. 333-92354) pertaining to the Outside Directors Deferral Plan
(4)	Registration Statements (Form S-8 Nos. 333-7996 and 333-118002) pertaining to the 2000 Stock Incentive Plan
(5)	Registration Statements (Form S-8 Nos. 333-59055 and 33-43811) pertaining to the 1991 Stock Incentive Plan
(6)	Registration Statement (Form S-8 No. 33-49624) pertaining to the 1992 Stock Option Plan for Non-Employee Directors
(7)	Registration Statement (Form S-8 No. 333-1250710) pertaining to the 423 Employee Stock Purchase Plan
(8)	Registration Statements (Form S-3 Nos. 333-99951 and 333-130312) and related Prospectuses of LandAmerica Financial Group, Inc.
(9)	Registration Statement (Form S-4 No. 333-134614) and related Prospectus of LandAmerica Financial Group, Inc.

of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc., LandAmerica Financial Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LandAmerica Financial Group, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Richmond, Virginia

February 27, 2007